                                                                 EXHIBIT 21.1


                     LIST OF SUBSIDIARIES OF THE REGISTRANT

SUBSIDIARY                                                  JURISDICTION
----------                                                  ------------
Simon Property Group, L.P. (1)                                Delaware

(1) As of December 31, 2000, the Registrant held a noncontrolling 48.3% ownership interest in Simon Property Group, L.P.

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